Exhibit 99.1

OncoGenex Pharmaceuticals, Inc. Announces Full Exercise of Overallotment

Option by Underwriters

BOTHELL, Washington and VANCOUVER, British Columbia, March 23, 2012 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today announced that the underwriters of its previously announced public offering of common stock have exercised in full their overallotment option to purchase an additional 624,750 shares of common stock at the public offering price of $12.00 per share, less underwriting discounts and commissions. Proceeds from the exercise of the option will be approximately $7.0 million, after deducting underwriting discounts and commissions and offering expenses. The closing of the overallotment option exercise is expected to occur on March 27, 2012, subject to customary closing conditions.

Leerink Swann LLC and Stifel Nicolaus Weisel acted as joint book-running managers and Lazard Capital Markets LLC and William Blair & Company, L.L.C. acted as co-managers.

The offering was made to purchasers pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission, or SEC. A final prospectus supplement and accompanying prospectus describing the terms of the offering was filed with the SEC on March 16, 2012. Copies of the final prospectus supplement and accompanying prospectus may be obtained by contacting Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, (800) 808-7525, or Stifel, Nicolaus & Company, Incorporated, Attention: General Counsel, One Montgomery Street, Suite 3700, San Francisco, California 94104, (415) 364-2500. Electronic copies of the final prospectus supplement and accompanying prospectus are also available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of OncoGenex, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer. The companies plan to begin Phase 3 development of custirsen in first-line treatment of advanced, unresectable non-small cell lung cancer. OGX-427 is in Phase 2 clinical development; CSP-9222 and OGX-225 are currently in pre-clinical development.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, OncoGenex’ expectations regarding the completion and timing of the closing of the offering and the estimated net proceeds from the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the factors set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the prospectus supplement related to this public offering. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media Contact:

Jaime Welch

jwelch@oncogenex.com

604-630-5403

Investor Relations Contact:

Susan Specht

sspecht@oncogenex.com

425-686-1535

SOURCE: OncoGenex Pharmaceuticals, Inc.